Exhibit 10.39

BUSINESS COMBINATION AGREEMENT WAIVER

This BUSINESS COMBINATION AGREEMENT WAIVER is made and entered into effective as of January 12, 2024 (this “Waiver”) by and between EDOC Acquisition Corp., a Cayman Islands exempted company (together with its successors, the “Purchaser”) and Australian Oilseeds Holdings Limited, a Cayman Islands exempted company (the “Company”, and together with “Purchaser”, the “Parties”). Capitalized terms used and not otherwise defined herein have the meanings set forth in the Business Combination Agreement (as defined below).

WHEREAS, the Company and Purchaser entered into that certain Business Combination Agreement, dated as of December 5, 2022 (the “Original Agreement”, and as amended on March 31, 2023 (the “First Amendment”) and again on December 7, 2023 the “Second Amendment”), and as may be further amended, including by this Waiver (the “Business Combination Agreement”)), with American Physicians LLC, a Delaware limited liability company, in the capacity as the representative, from and after the Closing (as defined below) for the shareholders of Purchaser and Pubco (other than the Sellers (as defined below)) (the “Purchaser Representative”), AOI Merger Sub, a Cayman Islands exempted company and a wholly-owned subsidiary of Pubco (“Merger Sub”), Australian Oilseeds Investments Pty Ltd., an Australian proprietary company (“AOI”), Gary Seaton, in his capacity as the representative for the Sellers, in accordance with the terms and conditions of the Business Combination Agreement (the “Seller Representative”), and each of the holders of AOI’s outstanding ordinary shares named on Annex I to the Original Business Combination Agreement (the “Primary Sellers”); and

WHEREAS, pursuant to Section 3.1 and Article X of the Business Combination Agreement, the Company and Purchaser desire to waive certain conditions to Closing as described below.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.	Waiver. Each of the Company and Purchaser acknowledge and agree to waive the $10 million minimum cash Closing condition set forth in Section 10.1(m) of the Business Combination Agreement.

2.	Expenses Payable at Closing. Each of the Company and Purchaser acknowledge and agree that upon the Closing of the Business Combination, Purchaser and/or Pubco’s expense payment shall consist of (i) a maximum of $930,000 of costs which shall be paid at the Closing (with aggregate deferred payments of $4.1 million which shall be paid out over 12 months upon Pubco raising additional equity financing post-Closing); (ii) Nasdaq listing fees; and (iii) director and officer insurance premiums for the first year of operations post-Closing.

3.	Payment to I-Bankers and Affiliates. The Parties’ execution of this Waiver further represents and acknowledges that upon Closing of the Business Combination, Pubco agrees to pay to I-Bankers Securities Inc. up to $1.4 million at the Closing from the trust account. In addition, the Parties agree further that if the remaining cash in the trust account equals or exceeds $600,000 after payment of USD$930,000 of Closing costs and the payment by Pubco to I-Bankers, then Pubco shall pay $112,000 to pay down that certain Purchaser convertible promissory note dated November 10, 2021.

4.	Limited Effect. Except as expressly provided in this Waiver, all of the terms and provisions in the Business Combination Agreement and the Ancillary Documents are and shall remain in full force and effect, on the terms and subject to the conditions set forth therein. This Waiver does not constitute, directly or by implication, an amendment, modification or waiver of any provision of the Business Combination Agreement or any Ancillary Document, or any other right, remedy, power or privilege of any party to the Business Combination Agreement, except as expressly set forth herein. By executing this Waiver, each of the Company and Purchaser acknowledges that this Waiver has been executed and delivered in compliance with the Business Combination Agreement. Reference to this Waiver need not be made in the Business Combination Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Business Combination Agreement.

5.	Incorporation by Reference. The provisions of Sections 13.1 through 13.10, 13.12 and 13.13 of the Business Combination Agreement are hereby incorporated herein by reference as if fully set forth herein, and such provisions apply to this Waiver as if all references to the “Agreement” contained therein were instead references to this Waiver.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties hereto have caused this Waiver to be executed as of the date first written above by their respective officers thereunto duly authorized.

The Purchaser:

EDOC ACQUISITION CORP.

/s/ Kevin Chen
Name: Kevin Chen
Title: Chief Executive Officer

Pubco:

AUSTRALIAN OILSEEDS HOLDINGS LIMITED

/s/ Gary Seaton
Name: Gary Seaton
Title: Chief Executive Officer